Exhibit 99.1

For Immediate Release	Contact:	Denise Bernstein

(800) 600-6422, ext. 6451

CAPITAL MORTGAGE PLUS L.P.

RESPONDS TO TENDER OFFER

New York, New York, May 5, 2006 -- Capital Mortgage Plus L.P. (the “Partnership”) responded today as follows to an unsolicited tender offer (the “Offer”) by MPF-NY 2005, LLC, MPF Flagship Fund 10, LLC and MacKenzie Patterson Fuller, LP (the “Offerors”) to purchase up to 27,550 of the Partnership’s beneficial acceptance certificates (“BACs”), or approximately 1.5% of the Partnership’s total outstanding BACs, at a price of $5.25 per BAC, less certain reductions to that purchase price, as described in the Offerors’ written tender offer materials dated April 10, 2006 (the “Offering Materials”).

The Offerors are not affiliated with the Partnership or its general partner. The Offerors did not provide the Partnership with a copy of the Offering Materials at or prior to the time they commenced the Offer. The Partnership learned of the Offer only after certain BACs holders contacted the Partnership to inquire about the Offer and the Partnership thereafter obtained a copy of the Offering Materials.

The Partnership expresses no opinion and is neutral with respect to whether or not BACs holders should tender their BACs in response to the Offer. As the Partnership has previously disclosed to its BACs holders, the Partnership is in the process of liquidating its portfolio of investments in real estate mortgages and currently holds only two such remaining investments. It is uncertain at this time how much money, if any, will be realized by the Partnership and its BACs holders from the liquidation of its remaining investments. While there can be no assurances about how much money such contemplated repayment or other liquidation of the mortgages will realize and when such liquidations will occur, the general partner of the

Partnership currently believes that the aggregate amount that may be distributed to BACs holders from such liquidations and the Partnership’s operating income may materially exceed the net purchase price of the Offer and that it is possible that such liquidations of the Partnership’s two remaining investments and the resulting distributions to BACs holders could occur within the next three to six months. Although there is the risk that the actual liquidation of the Partnership’s two remaining investments might take longer than six months and might result in distributions to BACs holders that are less than the Offer’s price, BACs holders might obtain more money by holding their BACs than by selling them to the Offerors. Accordingly, BACs holders should consider, with their own financial advisors, whether or not the Offer and its purchase price are attractive or unattractive to them from an economic point of view.

In addition, BACs holders may also wish to consider the following:

First, on or about May 15, 2006, the Partnership expects to mail to BACs holders a quarterly distribution of $.089 per BAC. According to the terms of the Offer, this distribution will reduce the price of the Offer by the amount of that distribution, as well as by the other reductions described in the Offering Materials.

Second, the Offer raises certain questions about its potential impact on the Partnership’s tax status for federal income tax purposes. The Partnership is currently treated, and has since its inception been treated, as a partnership and a pass-through entity for federal income tax purposes -- a tax status that is desirable and beneficial to the Partnership and its investors. That beneficial tax status might be lost, and the Partnership might be taxed as a corporation, if it were deemed to be a “publicly traded partnership” within the meaning of the Internal Revenue Code and certain regulations promulgated by the Internal Revenue Service. It is uncertain whether or not the Offer, if consummated, might cause the Partnership to be deemed a “publicly traded partnership”

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since the Offer, in combination with other transfers of the Partnership’s BACs, could result in a transfer of more than two percent of the interests in the Partnership during the year, which might prevent the Partnership from relying on an Internal Revenue Service “safe harbor” protecting against publicly traded partnership treatment. Accordingly, the Partnership will only permit BACs to be transferred pursuant to the Offer if the General Partner determines, in its sole discretion, either that the cumulative total number of transfers in any tax year (including transfers prior to the Offer, transfers pursuant to the Offer and any amount reserved for future transfers outside of the Offer) falls within the safe harbor or that the Offerors have provided sufficient assurances and protection to the Partnership, its partners and BACs holders to allow the transfers notwithstanding the potential violation of the two percent limitation safe harbor. In order to address these concerns, the Offerors must provide the Partnership with (i) an opinion of counsel that the Offer will not result in the Partnership being deemed to be a “publicly traded partnership” for federal income tax purposes and (ii) an agreement to indemnify the Partnership, its general partner and its BACs holders for any loss or liability relating to any adverse tax consequences arising from the Offer. This legal opinion and indemnity must be in a form and content satisfactory to the Partnership and its counsel.

Third, the Offer appears to contemplate using transfer documentation prepared by the Offerors that is inconsistent with the Partnership’s long-established practices, procedures and documentation necessary for BACs holders to transfer their units. Such transfer documentation will not be accepted by the Partnership and BACs will not be transferred unless, among other requirements, the Offerors and any BACs holder wishing to sell his, her or its BACs each complete the Partnership’s standard transfer and subscription documentation in accordance with the Partnership’s standard practices and procedures. Among other things, each selling BACs

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holder must individually sign each of the Partnership’s required transfer documents. Pursuant to the Partnership’s well-established practices and procedures, the Partnership does not accept, and will not accept in connection with the Offer, signatures by persons other than the selling unit holder who purport to act based on a power of attorney executed by the unit holder. Persons who wish to sell their units to the Offerors should so advise the Offerors, which will obtain from the Partnership, and deliver to the selling unit holder, the required standard transfer documentation.

Fourth, the Offer does not afford tendering BACs holders withdrawal or proration rights and states that BACs will be purchased on a “first-received, first-buy basis.” The Partnership believes that such terms are highly coercive and unfair to unit holders and may be in violation of the federal securities laws.

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Each BACs holder should consult with his, her or its own investment, tax and legal advisors in deciding whether or not to tender BACs in response to the Offer. As a precaution to make sure that any tendering BACs holder is aware of the disclosures contained in this press release, the Partnership will require, as a condition to processing transfer requests, each tendering BACs holder to sign a written statement acknowledging that he, she or it is aware of and understands the disclosures contained in this press release and that he, she or it wishes to proceed with the sale of their BACs to the Offerors anyway.

Certain statements in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are

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detailed in Capital Mortgage Plus L.P.’s Annual Report on Form 10-K for the period ended December 31, 2005, and in its other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Capital Mortgage Plus L.P. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Partnership’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

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